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                                                               Exhibit 99.(q)(1)

                                POWER OF ATTORNEY

     The undersigned Directors and Trustees of the JennisonDryden Mutual
Funds, the Strategic Partners Mutual Funds, the American Skandia Advisor Funds, Inc., Prudential Variable Contract Accounts 2, 10 and 11, and The Target Portfolio Trust, hereby constitute, appoint and authorize Marguerite E.H. Morrison, Lori A. Bostrom, Edward Macdonald, Deborah A. Docs, Richard Kirk, and Jonathan D. Shain as true and lawful agents and attorneys-in-fact, to sign on his or her behalf in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. The undersigned do hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned do hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

/s/ David E. A. Carson                           /s/ Robert E. La Blanc
----------------------                           ----------------------
David E. A. Carson                               Robert E. La Blanc

/s/ Douglas H. McCorkindale                      /s/ Stephen P. Munn
---------------------------                      -------------------
Douglas H. McCorkindale                          Stephen P. Munn

/s/ Richard A. Redeker                           /s/ Robin B. Smith
----------------------                           ------------------
Richard A. Redeker                               Robin B. Smith

/s/ Stephen Stoneburn                            /s/ Clay T. Whitehead
---------------------                            ---------------------
Stephen Stoneburn                                Clay T. Whitehead

/s/ Judy A. Rice                                 /s/ Robert F. Gunia
----------------                                 -------------------
Judy A. Rice                                     Robert F. Gunia


Dated:  August 1, 2003